Exhibit 99.2

Proxy For Special Meeting of Shareholders

Please complete both sides of the Proxy Card,

detach and return in the enclosed envelope.

DETACH PROXY CARD HERE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FAR WEST BANCORPORATION

FOR THE SPECIAL MEETING ON _______________________, 2007

The undersigned hereby names _________________ and __________________, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me in my place and stead to attend the Special Meeting of Shareholders of Far West Bancorporation to be held on ___________________________ at The Riverside Country Club, 2701 North University Avenue, Provo, Utah 84604, and any adjournments or postponements thereof, and to vote all of my shares that are entitled to vote at the meeting with all the powers that I would possess if personally present.

DO NOT FOLD

DATED _____________________________

SIGNED ___________________________________

___________________________________

Note: Please sign exactly as name appears above. Joint owners each should sign. Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person. Please date the proxy. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return this proxy in the enclosed, postage paid envelope so that your shares may be represented at the Special Meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2. PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark your vote as in this example.              Check only one box for each proposal.

The Board of Directors unanimously recommends a vote FOR all of the proposals listed below.

1.	Approval of the Agreement and Plan of Merger, dated as of October 18, 2006, by and between AmericanWest Bancorporation and Far West Bancorporation.

    FOR                        AGAINST                         ABSTAIN

2.

Approval of the adjournment of the Special Meeting of Shareholders of Far West Bancorporation to solicit additional proxies in favor of the Agreement and Plan of Merger, dated as of October 18, 2006, by and between AmericanWest Bancorporation and Far West Bancorporation.

    FOR                        AGAINST                         ABSTAIN

(To be signed on reverse side)